Exhibit 99.1

FOR IMMEDIATE RELEASE

MEGA MATRIX CORP. ANNOUNCES NYSE AMEX Ticker Symbol Change from MTMT to MPU

PALO ALTO, CALIFORNIA, January 27, 2023 /GlobeNewswire/ -- Mega Matrix Corp. (“MTMT” or the “Company”) (NYSE American: MTMT), today announced that it will be changing its ticker symbol from “MTMT” to “MPU”. Effective on Monday, February 6, 2023, the Company’s common shares will trade on the NYSE American (NYSE AMEX) under the new symbol “MPU”.

“We are very excited about changing our ticker symbol to “MPU” as it will more closely align with our MarsProtocol brand for our digital assets staking business.” said Mr. Yucheng Hu, CEO of Mega Matrix Corp.

No action is required by existing shareholders of the Company with respect to the ticker symbol change. The Company’s common stock will continue to be listed on the NYSE AMEX and the CUSIP will remain unchanged.

About Mega Matrix: Mega Matrix Corp. (the “Company”) is a holding company located in Palo Alto, California with four subsidiaries: Saving Digital Pte. Ltd., a Singapore corporation (“Saving”), MarsProtocol Inc., an exempted company incorporated under the laws of the Cayman Islands, Mega Metaverse Corp., a California corporation (“Mega”) and JetFleet Management Corp. a California corporation (“JetFleet”). The Company engage in solo-staking and provide staking as a service (“StaaS”) services through its staking platform “MarsProtocol,” and will continue to focus on third-party management service contracts for aircraft operations through our majority owned subsidiary JetFleet, which was part of our legacy business. For more information, please visit: http://www.mtmtgroup.com and http://www. Marsprotocol.com.

Investor Relations: info@mtmtgroup.com